SIGNATURE                6 St. James Avenue                           EXHIBIT 13
BROKER-DEALER   [line]   Boston, Massachusetts 02116
SERVICES INC.            Tel. (617) 423-0800
                         Fax (617) 542-5815





                                                   June 21, 1990



Domini Social Index Portfolio
6 St. James Avenue
Boston, MA  02116

Ladies and Gentlemen:

        With respect to our purchase from you for $100 worth of shares of beneficial interest in Domini Social Index Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such shares with no intention to dispose of them either through resale to others or redemption by the Portfolio.

        The amount paid by the Portfolio on any redemption by us of any such shares will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the number of shares redeemed to the number of initial shares of the Portfolio owned by all holders of outstanding shares immediately prior to such redemption.

                                                   Very truly yours,

                                                   [SIGNATURE BROKER-DEALER
                                                   SERVICES, INC.]



                                            By:    /s/ Gail E. McHugh
                                                   Gail E. McHugh, Treasurer


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


                 THE DOMINI SOCIAL INDEX SM [superscript] TRUST
                                     [lines]
       6 St. James Avenue, Boston, MA 02116 [square bullet] (800) 762-6814



                                                   June 21, 1990



Domini Social Index Portfolio
6 St. James Avenue
Boston, MA  02116

Ladies and Gentlemen:

        With respect to our purchase from you for $100,000 worth of shares of beneficial interest in Domini Social Index Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such shares with no intention to dispose of them either through resale to others or redemption by the Portfolio.

        The amount paid by the Portfolio on any redemption by us of any such shares will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the number of shares redeemed to the number of initial shares of the Portfolio owned by all holders of outstanding shares immediately prior to such redemption.

                                                   Very truly yours,

                                                   DOMINI SOCIAL INDEX TRUST



                                            By:    /s/ Gail E. McHugh
                                                   Gail E. McHugh, Treasurer


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PORTFOLIO INVESTMENT ADVISOR     _______________    PORTFOLIO INVESTMENT MANAGER
Kinder, Lydenberg, Domini & Co., Inc.      State Street Bank [and] Trust Company
7 Dana Street                                                225 Franklin Street
Cambridge, MA  02138                                           Boston, MA  02110
(617) 547-7479
                               INVESTING FOR GOOD
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